EXHIBIT 21.1

                               1996 ANNUAL REPORT
                           FORM 10-K, COMMISSION FILE


                         NEWPORT NEWS SHIPBUILDING INC.
                                  SUBSIDIARIES


Subsidiaries of Newport News Shipbuilding Inc.                            Place of                        Percent of
(Parent and Registrant)                                                   Incorporation                   Voting Power
-----------------------------------------------                           -------------                   ------------

NNS Delaware Management Company                                           Delaware                              100%

Newport News Shipbuilding and Dry Dock Company                            Virginia                              100%


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